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                                                                      EXHIBIT 11

                           BTG, INC. AND SUBSIDIARIES
                        COMPUTATION OF PER SHARE EARNINGS
                  (AMOUNTS IN THOUSANDS, EXCEPT PER SHARE DATA)

                                                                               FISCAL YEARS ENDED
                                                                                   MARCH 31,
                                                                ----------------------------------------------
                                                                  1999                1998             1997
                                                                ---------           --------         ---------

Income (loss) from continuing operations                        $   2,761           $(29,081)        $   5,046
                                                                =========           =========        =========


Weighted average common stock shares
     outstanding during the period (used in the
     calculation of basic per share results)                        8,774              8,540             6,887

Dilutive effect of common stock options and
     common stock purchase warrants                                    53               --                 254
                                                                ---------           --------         ---------

Weighted average common stock and potentially
     dilutive securities outstanding during the period (used
     in the calculation of diluted per share results)               8,827              8,540             7,141
                                                                =========           ========         =========



Basic earnings (loss) per share                                 $    0.32            $ (3.40)        $    0.73
                                                                =========            ========        =========
Diluted earnings (loss) per share                               $    0.32            $ (3.40)        $    0.71
                                                                =========            ========        =========